UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 22, 2008
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 8.01 Other Events
On December 22, 2008, the Registrant issued the following public press release regarding the previously signed Letter of Intent with Casinos Austria International Holding, GMBH.
Largo, Florida (December 22, 2008) — Diamondhead Casino Corporation (OTCBB: DHCC) (the “Company”) which owns approximately 404 acres of land, which is debt-free and lien-free, on the Bay of St. Louis in Diamondhead, Mississippi, issued a status report today for its shareholders.
On June 23, 2008, the Company signed a non-binding Letter of Intent with Casinos Austria International Holding, GMBH (“CAI”) to form a joint venture partnership to develop, build and operate a destination casino resort at the Company’s Diamondhead, Mississippi property. On September 22, 2008, the Company, at the request of CAI, extended the terms of the Letter of Intent through December 21, 2008. On November 4, 2008, CAI informed the Company that, although it still believed in the project and hoped to continue as soon as the economic situation improved and allowed for acceptable financing for the project, it was ceasing its activities with respect to the project until such time as the market recovered and successful financing for the project was available. On December 19, 2008, CAI requested that the Company extend the terms of the Letter of Intent through February 21, 2009. Based on the current economic situation, the Company agreed to the request.
In the interim, the Company is moving forward with actual casino site selection and, to the extent possible, to obtain those permits and authorizations required to move forward when acceptable financing does become available.
Mississippi Commission on Marine Resources
The Company reported that on November 19, 2008, its request for an extension of its existing Department of Marine Resources Permit was presented to the Mississippi Commission on Marine Resources which voted to grant a two year extension of the Permit through August 10, 2010.
Hancock County Zoning
The Company reported that on December 1, 2008, the Hancock County Board of Supervisors approved the Company’s request for an extension of the Special Use District-Waterfront Gaming District Zoning that applies to the Company’s Diamondhead, Mississippi property, through December 31, 2009. This zoning is required to construct a casino at the Diamondhead location. Additional permits, approvals, authorizations and licenses from other agencies are also required to construct and operate a casino at the Company’s Diamondhead property. These are more fully discussed in the Company’s SEC filings.
About Diamondhead Casino Corporation
Diamondhead Casino Corporation, through its wholly-owned subsidiary, Mississippi Gaming Corporation, owns and intends to develop, in cooperation with a joint venture partner or partners, approximately 404 acres of land in Diamondhead, Mississippi. The Company intends to develop the property as a destination casino resort and hotel with condominiums and other amenities. The Diamondhead tract fronts Interstate 10 for approximately two miles and the Bay of St. Louis for approximately two miles and is located in Hancock County, Mississippi. The property is debt-free and lien-free. The property is zoned as a Special Use District-Waterfront Gaming District by Hancock County. On October 17, 2005, following Hurricane Katrina, Mississippi passed legislation allowing casinos to be built up to 800 hundred feet from the mean high water line of certain bodies of water. The new law applies to the Diamondhead property.
Cautionary Statement Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.
All statements, trend analysis and other information contained in this release relative to performance, trends in operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future, there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, permitting, significant business, economic, financial, competitive, environmental, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. The forward-looking statements in this release reflect the opinion of the management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.
Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: December 23, 2008